EXHIBIT L

                                     FORM OF
                             COMPLIANCE CERTIFICATE



PNC Bank, National Association, Agent
One PNC Plaza
Pittsburgh, PA 15265
Telephone No.:  (412) 768-1445
Telecopier No.: (412) 762-6484
Attn:  J. Gregory Seibly


Ladies and Gentlemen:

      Pursuant to Section 8.3(d) of the Senior Secured Credit Agreement (the "Agreement") dated as of January 31, 1996, by and among Federated Investors (the "Borrower"), the Banks party thereto, and PNC Bank, National Association, as agent (the "Agent") for the Banks, as amended, I do hereby certify to the Banks and the Agent as follows (capitalized terms which are not defined herein have the meanings given in the Agreement) as of the [quarter/year] ending on _____________ (the "Report Date"):

(1) The representations and warranties of the Borrower contained in Article 6 of the Agreement and any certifications delivered by any of the Companies after the Closing Date are true on and as of the Report Date with the same effect as though such representations, warranties and certifications had been made on and as of such date (except representations, warranties and certifications which expressly related solely to an earlier date and time which representations, warranties and certifications were true on and as of the specific date referred to therein), and the Borrower has performed and complied with all covenants and conditions of the Agreement, [EXCEPT THAT:
     INSERT ANY APPLICABLE DISCLOSURES].

(2) No Event of Default or Potential Default exists and is continuing.

(3) MINIMUM DEBT SERVICE COVERAGE RATIO (Section 8.2(a)). The ratio of (A) EBDA to (B) Certain Fixed Charges, for the four (4) fiscal quarters ending as of the Report Date, is ________ to 1.0 which is not less than the permitted ratio of 1.25 to 1.0.

       (A) EBDA is computed as follows (each item is measured for the four (4) fiscal quarters ending as of the Report Date on a consolidated basis):

             (i)  (a)  net income                             $________

                  (b)  depreciation                           $________

                  (c)  amortization                           $________

                  (d) other non-cash charges to net income (excluding any $________ non-cash charges which require an accrual or reserve for cash charges for any future period)

             (ii) Sum of Items (a), (b), (c), and (d)            $________

             (iii)Non-cash credits to net income                 $________

             (iv) Item (ii) reduced by Item (iii) equals EBDA    $________

       (B) Certain Fixed Charges for the four (4) fiscal quarters ending as of as of the Report Date is computed as follows:

             (i)  for any period of determination through December 31, 1996

            (a)  (1)  $25,000,000                          $________

                 (2) all dividend payments after the Closing Date on $________ the Common Shares actually paid in cash

                 (3)  $1,250,000 multiplied by the number of fiscal    $_______
                      quarters in 1996 through the date of
                      determination

                  (b)  sum of Items (1) and (2) minus Item (3)       $________

             (ii) for any period of determination after fiscal year 1996

      (a) (1) scheduled principal payments on Indebtedness of $________ the Borrower (other than the Senior
                Subordinated Term Notes)

           (2) dividend payments on the Common Shares actually $________ paid in cash

      (b)  Sum of Items (1) and (2)                              $________

       (C)   Ratio of Item (A)(iv) to Item (B)(i)(b) or (B)(ii)(b), as ___ to
             1.0 applicable, equals Debt Service Coverage Ratio

(4) MINIMUM INTEREST COVERAGE RATIO (Section 8.2(b)). The ratio of (A) Cash Flow from Operations to (B) consolidated interest expense, for the four
       (4) fiscal quarters ending as of the Report Date, is ________ to 1.0 which is not less than the permitted ratio set forth below:

             ----------------------------------------------------------------
                  Period in which             Minimum Ratio Permitted
                 REPORT DATE FALLS              ON SUCH REPORT DATE

             Fiscal Years 1996 and 1997              3.5 to 1.0
             Thereafter                              4.0 to 1.0
             ----------------------------------------------------------------

       (A) Cash Flow from Operations is computed as follows (each item is measured for the four (4) fiscal quarters ending on the Report Date on a consolidated basis):

             (i)  (a)  net income                      $________

                  (b)  depreciation                    $________

                  (c)  amortization                    $________

                  (d) other non-cash charges to net income (excluding any $________ non-cash charges which require an accrual or reserve for cash charges for any future period)

                  (e)  interest expense                        $________

                  (f)  income tax expense                      $________

             (ii) Sum of Items (a), (b), (c), (d), (e) and (f) $________

             (iii)Non-cash credits to net income               $________

             (iv) Item (ii) reduced by Item (iii) equals Cash
                    Flow from Operations                     $________

       (B)   Consolidated interest expense for the four
             (4) fiscal quarters ending on the Report Date      $________


       (C) Ratio of Item (A)(iv) to Item (B) equals interest coverage ___ to 1.0 ratio

(5) MAXIMUM LEVERAGE RATIO (Section 8.2(c)). Beginning with the fiscal quarter ending June 30, 1996, the ratio of (A) Total Indebtedness on the Report Date to (B) Cash Flow from Operations for the four (4) fiscal quarters ending as of the Report Date is ________ to 1.0 which does not exceed the permitted ratio set forth in the grid below (from Section 8.2(c) of the Agreement):

             ----------------------------------------------------------------
                                                  Maximum Leverage
                  Period in which                Ratio permitted on
               THE REPORT DATE FALLS              SUCH REPORT DATE

             Fiscal Year 1996                        4.0 to 1.0
             Fiscal Year 1997                        3.5 to 1.0
             Fiscal Year 1998                        3.0 to 1.0
             Thereafter                              2.5 to 1.0
             ----------------------------------------------------------------

       (A) Total Indebtedness as of the Report Date (each item is measured on a consolidated basis):

             (i)  Borrowed money (including money borrowed under the Credit
                  Agreement)                                  $________

             (ii) Amounts raised under or liabilities in respect of any
                  $________ note purchase or acceptance credit facility

             (iii)Reimbursement obligations under letters of credit,
                  currency swap agreements and interest rate protection
                  devices                      $________

             (iv) Other transactions having the commercial effect of a
                  borrowing of money entered into to finance operations or
                  capital requirements                   $________

             (v)  Any Guaranty of Indebtedness for borrowed money  $________

             (vi) Sum of Items (i), (ii), (iii), (iv), and (v) equals Total
                  $________ Indebtedness

       (B) Cash Flow from Operations for the four (4) quarters ending on $________ the Report Date (insert figure from Item 4(A)(iv) above)

       (C)   Ratio of Item (A)(vi) to Item (B) equals Leverage Ratio ___ to 1.0

(6)    INTEREST RATE MARGINS (Section 4.1(c)).  The Euro-Rate Margin shall
       ---------------------
       be ________% and Base Rate Margin shall be ________% in each instance effective as of the first Settlement Date following Borrower's delivery of its financial statements for the period ending on the Report Date (except as otherwise set forth in Section 4.1(c) with respect to the initial adjustment). The foregoing is computed as follows:

       (A)   Leverage Ratio as of the Report Date (from Item 5(C) above)
    ___ to 1.0

             (i) Date of delivery of Borrower's financial statements for the [quarter/year] ending on the Report Date:
                  ---------------

             (ii) Due date for delivery of Borrower's financial statements for the [quarter/year] ending on the Report Date:
                  ___________________. [NOTE: ALTERNATIVE PROVISIONS REGARDING RETROACTIVE ADJUSTMENTS TO THE SETTING OF INTEREST RATES MAY APPLY IF BORROWER DELIVERS THIS CERTIFICATE AFTER ITS DUE DATE. SEE SECTION 4.1(C) OF THE AGREEMENT IF BORROWER DELIVERS THIS CERTIFICATE AFTER SUCH DUE DATE.]

       (B) Euro-Rate Margin and Base Rate Margin applicable to such Leverage Ratio is based on the following grid (from Section 4.1 of the Agreement):

             ----------------------------------------------------------------
                                                 Euro-Rate      Base Rate
                      LEVERAGE RATIO               MARGIN         MARGIN

                Greater than 3.5                    2.25%           .75%
             Less than or equal to 3.5 and
                greater than 3.0                    2.00%           .50%
             Less than or equal to 3.0 and
                greater than 2.5                    1.50%             0%
             Less than or equal to 2.5 and
                greater than 2.0                    1.25%             0%
             Less than or equal to 2.0 and
                greater than 1.5                    1.00%             0%
             Less than or equal to 1.5               .75%             0%
             ----------------------------------------------------------------

(7)    INTENTIONALLY OMITTED.

(8) MANDATORY PREPAYMENTS OF REVOLVING CREDIT LOANS IN RESPECT OF SALE OR ASSIGNMENT OF DESIGNATED ASSETS (Section 2.5).

       (A) SALE OR ASSIGNMENT OF DESIGNATED ASSETS (Section 2.5). Check and complete Item (i) or (ii), as applicable:

             (i) ____ Borrower did not make any sale or assignment of Designated Assets.

             (ii) ____ The following lists each sale or assignment of Designated Assets and corresponding mandatory prepayments of the Revolving Credit Loans as set forth below during such quarter:

               Date of                                          Date of
               Sale or     Designated Assets    Amount of      Revolving
             ASSIGNMENT       TRANSFERRED      NET PROCEEDS   Credit Loan
               _______          _______          _______      PREPAYMENTS
                                                              -----------
               -------          -------          -------        -------
                                                                -------

 (9) LOANS AND INVESTMENTS (Section 8.2(h)). The Borrower and its Subsidiaries have not made any loans and investments in any other persons except as expressly permitted under Section 8.2(h).

       (A) INSURANCE SUBSIDIARIES (Subsection (ii)). The Companies' Limited Investments in the Insurance Subsidiaries is $________ on the Report Date which does not exceed the maximum permitted amount of $1,000,000.

             Insurance Subsidiaries (list each
                   SUBSIDIARY SEPARATELY)                INVESTMENT

                          =======                         =======

                           Total                          $_______

       (B)   LESS THAN 100% OWNED SUBSIDIARIES (Subsection (iii)).  The
             ---------------------------------
             Companies' investment in less than wholly owned Subsidiaries (other than Passport) is $________ on the Report Date which, together with any other acquisitions permitted under
             Section 8.2(j)(iii) as set forth in Item 11(A)(ii), does not exceed the permitted amount set forth in the grid below Item 11(A)(ii). Each of those Subsidiaries or other corporate entities meets each of the requirements set forth in Section 8.2(h)(iii) of the Agreement.

              Less than 100% Owned Subsidiaries (list the dollar amount of each INVESTMENT SEPARATELY)

                                              $-------
                                              $-------

                                    Total     $_______


       (C)   LIMITED INVESTMENTS IN SPECIAL PURPOSE SUBSIDIARIES (Subsection
             (ix)). The Companies' Limited Investment in Special Purpose Subsidiaries is $_________ on the Report Date which does not exceed the maximum permitted amount of $500,000.

       (D) LOANS TO FIRST DATA INVESTOR SERVICES, INC. (Subsection (x)). The aggregate amount of the Companies' loans to First Data Investor Services, Inc. is $__________ on the Report Date which does not exceed the maximum permitted amount of $3,000,000. Such loans meet the requirements of
             Section 8.2(h)(x).

(10)   DIVIDENDS AND RELATED DISTRIBUTIONS (Section 8.2(i)).  The Companies
       -----------------------------------
       have not made or paid or agreed to make or pay any dividends or other distributions on account of any shares of Borrower's capital stock or the purchase, redemption or retirement of any such shares (or warrants, rights or opinions therefore) during the quarter ending on the Report Date except for purchases of Unpledged Shares in the amount of $________ or purchases of Restricted Stock in the amount of $____________ made in compliance within Section 8.2(i)(ii) of the Agreement and dividends on Borrower's Common Shares in the amount of $________ made in compliance with Section 8.2(i)(iv) of the Agreement.

       (A) PURCHASE OF UNPLEDGED SHARES AND RESTRICTED STOCK (Subsection (ii) of 8.2(i)). Borrower has purchased Unpledged Shares (net of purchases of Restricted Stock) and Restricted Stock during the term of the Agreement in the amounts of $____________ and $_____________, respectively, which does not exceed the permitted amounts of $27,000,000 and $1,000,000, respectively.

             (i) Amount of purchases of Unpledged Shares (other than $________ Restricted Stock) between January 31, 1996 (the Closing Date) and the end of the quarter preceding the quarter ending on the Report Date

             (ii) Amount of purchases of Unpledged Shares (other than $________
                  Restricted Stock) during the quarter ending on the Report Date

             (iii)Sum of lines (i) and (ii) (may not exceed $27,000,000)
                                                                 $________

             (iv) Amount of purchases of Restricted Stock between $________
                  January 31, 1996 and end of the quarter preceding the quarter ending on the Report Date

             (v) amount of purchases of Restricted Stock during the $________ quarter ending on the Report Date

             (vi) sum of lines (iv) and (v) (may not exceed $1,000,000)
                                                                  $________

       (B) Dividends (Subsection (iii) of Section 8.2(iv)). Borrower has paid dividends on its Common Shares during its current fiscal year in the amount of $_________ which does not exceed on a cumulative basis the permitted amount of $20,000,000 plus 50% of any net income (or minus 100% of any net loss) of the Borrower and its Subsidiaries from January 1, 1998 through the date of payment.

             (i) Dividends paid by Borrower on its Common Shares during $________ its current fiscal year through quarter preceding the quarter ending on Report Date

             (ii) Dividends paid by Borrower during quarter ending on the
                  $________ Report Date

             (iii)$20,000,000 plus 50% of any net income (or minus 100% of
                  $________ any net loss) of the Borrower and its Subsidiaries from January 1, 1998 through the date of payment.

             (iv) Sum of clauses (i) and (ii) (may not exceed amount in
                  line (iii))                  $________

(11) LIQUIDATIONS, MERGERS, CONSOLIDATIONS, ACQUISITIONS (Section 8.2(j)). None of the Companies was a party to any dissolution, liquidation, merger, consolidation or acquisition during the quarter ending on the Report Date, except as expressly permitted under Section 8.2(j).

       (A) ACQUISITIONS OF STOCK OR ASSETS OF THIRD PARTIES (Subsection (iii) of Section 8.2(j)).

             (i) The Borrower and each Pledged Subsidiary of the Borrower did not acquire the stock or assets of any other persons except as listed below, each of which transactions is correctly described below and was completed in compliance with Section 8.2(j)(iii) of the Credit Agreement:

                                                      Purchase
                                                      Price
                                                      (including
               Date of     Name of        Assets      liabilities
             TRANSACTION    SELLER       Acquired      ASSUMED)
                                        (STOCK OR
                                          ASSETS)      $_______
               -------     -------                     $-------
               -------     -------                     $-------
                                          _______                  (TOTAL)
                                          -------

             (ii) The purchase price (including liabilities assumed) paid by the
                  Borrower and each of its Pledged Subsidiaries in connection with all of the acquisitions including the acquisitions listed above (each an "Acquisition") made by Borrower and each Pledged Subsidiary during the period between January 1, 1996 and the Report Date is $____________ which does not exceed the permitted amount set forth in the grid below:

             -------------------------------------------------------------------
                         PERIOD                       AGGREGATE AMOUNT




             January 1, 1996 through the                $40,000,000
                Revolving Credit
                Expiration Date
             -------------------------------------------------------------------

(12)   DISPOSITION OF ASSETS OR SUBSIDIARIES (Section 8.2(k)).  The
       -------------------------------------
       Borrower and its Subsidiaries did not sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, any of their properties or assets, tangible or intangible (including sale, assignment, discount or other disposition of accounts, contract rights, chattel paper, equipment or general intangibles with or without recourse or of capital stock, shares of beneficial interest or partnership interests of a Subsidiary), except in accordance with clauses (i) through (iv) of
       Section 8.2(k) of the Credit Agreement.

       (A) UNNECESSARY ASSETS (Subsection (ii) of Section 8.2(k). The after-tax proceeds (net of customary expenses) in connection with sales, transfers or leases of assets of the Borrower or its Subsidiaries no longer necessary or required in the conduct of their business during the fiscal year in which the Report Date falls is $________ which does not exceed the permitted amount of $1,000,000.

(13) LEASES (Section 8.2(n)). The aggregate rent paid by the Companies under leases (whether fixed or contingent) excluding capitalized leases and rent payable under leases for the Companies' premises during the current fiscal year through the Report Date is $_________, which amount does not exceed $10,000,000, the maximum amount permitted in any fiscal year.

(14)   CAPITAL EXPENDITURES (Section 8.2(o)).  The aggregate amounts paid
       --------------------
       by the Companies on account of the purchase of fixed assets or on account of capitalized leases during the current fiscal year through the Report Date is $___________, which amount does not exceed $20,000,000, the maximum amount permitted (net of any related cash reimbursements from third parties) in any fiscal year, provided, to the extent the permitted amount of $20,000,000 is not fully used in any fiscal year, the unused amount can be carried forward to the next fiscal year (but not to any succeeding fiscal year).

(15)   CHANGE OF OWNERSHIP (Section 8.2(u)).

       (A) No change in the ownership of Borrower's capital stock has occurred during the quarter ending on the Report Date except for transactions permitted under Subsection (i) through (iv) of Section 8.2(u) of the Agreement.

       (B) The amount of stock options for Class B Shares issued to the holders of stock appreciation rights under the Federated Investors Stock Appreciation Rights Plans for 1994 and 1995 is __________ which does not exceed the maximum permitted amount of 515,500. The amount of Class B Shares issued to the employees under the Profit-Sharing Trust, stock options, or ESOP or other employee stock arrangements is ______ which does not exceed the maximum permitted amount of 2,000,000. (Subsection (i) of Section 8.2(u)).

(16) NEW SUBSIDIARIES (Section 8.1(1)). Borrower has not created or acquired any Subsidiaries during the calendar quarter ending on the Report Date except for the following:

                                                        Date of Acquisition
         NAME OF SUBSIDIARY        ACQUIRED/FORMED          of FORMATION

              =======                  =======                =======

[insert "None" if Borrower has not created or acquired any new Subsidiaries]

If Borrower has listed any Subsidiaries above, Borrower must check and complete
(1) or (2) below, as applicable (see Section 8.1(1)):

       (1)   ____  Borrower has previously caused each of the Subsidiaries listed above and its owners to execute and deliver to the Agent each of the following (check each of (a), (b), (c), (d), (e), (f) and (g), as applicable):

       (a)   ___  a  joinder to the Pledge Agreement pledging the shares of such Subsidiaries to the Agent

       (b)   ___  stock powers relating to the shares referred to in (a)

       (c)   ___  stock certificates evidencing each of the shares referred to in (a)

       (d)   ___  a joinder to the Intercompany Subordination Agreement

       (e) ___ a joinder to the Security Agreement (not required if the Subsidiary is a broker-dealer or investment advisor)

       (f) ___ UCC-1 financing statements naming such Subsidiary as a debtor for each appropriate jurisdiction

       (g)   ___  a legal opinion confirming the matters set forth in
                  Exhibit K to the Credit Agreement

       (2)        ___ Borrower is delivering each of the documents listed in item 2(a) through (g) above with this Certificate


                                    FEDERATED INVESTORS, INC.


                                    By:
                                    Title: